Question 77 H.  Changes in control of Registrant

Series 22 - SunAmerica Focused StarALPHA Portfolio

AIG SunAmerica Life Assurance Company (ASLAC) held 100% of the shares of the Focused StarALPHA Portfolio (the Acquired Portfolio), a new series of the SunAmerica Focused Series, Inc., as of May 3, 2007. ASLAC subsequently redeemed such shares of the Acquired Portfolio through a series of transactions. As of October 31, 2007, ASLAC owns 0% of the shares of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused StarALPHA Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2007, the Acquiring Portfolio owned approximately 67.8% of the Acquired Portfolio.



Series 6 - SunAmerica Growth & Income Portfolio

During the period ended October 31, 2007, the SunAmerica
Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused Growth & Income Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2007, the Acquiring Portfolio owned approximately 29.7% of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Growth & Income Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 38.0% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.



Series 1 - SunAmerica Focused Growth Portfolio

During the period ended October 31, 2007, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2007, the Acquiring Portfolio owned approximately 27.5% of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 32.5% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.




Series 21 - SunAmerica Focused Mid-Cap Growth Portfolio

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused Mid-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2007, the Acquiring Portfolio owned approximately 84.4% of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Mid-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 63.1% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Balanced Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Mid-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 30.5% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.




Series 20 - SunAmerica Focused Mid-Cap Value Portfolio

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused Mid-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2007, the Acquiring Portfolio owned approximately 82.1% of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Mid-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 64.0% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Balanced Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Mid-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 28.5% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.



Series 7 - SunAmerica Focused Large-Cap Value Portfolio

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), acquired shares of the SunAmerica Focused Large-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 19.3% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio owned approximately 36.1% of the Acquired Portfolio.

During the period ended October 31, 2007, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Large-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 43.2% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.


Series 10 - SunAmerica Focused Value Portfolio

During the period ended October 31, 2007, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), liquidated shares of the SunAmerica Focused Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2007, the Acquiring Portfolio owned approximately 32.6% of the Acquired Portfolio. As of October 31, 2007, the Acquiring Portfolio did not hold any shares of the Acquired Portfolio.